UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 16, 2015

Cyberonics, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	000-19806	76-0236465
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Cyberonics Blvd., Houston, Texas 77058
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 281-228-7200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on October 16, 2015, the Compensation Committee (the “Committee”) of the Board of Directors of Cyberonics, Inc. (the “Company”) approved cash bonuses to the Company’s named executive officers, as set forth below.  The bonus amount for each officer equals the sum of (i) the amount by which the cash award paid to such officer under the Company’s Fiscal Year 2015 Executive Bonus Program was reduced as a consequence of expenses incurred by the Company in connection with its proposed merger with Sorin S.p.A. to form LivaNova PLC (the “Merger Expenses”) and (ii) the value, based on the closing price of the Company’s common stock on June 15, 2015, of such officer’s performance-based restricted stock shares that were forfeited in accordance with their terms as a consequence of the Merger Expenses.

Officer	Amount
Daniel J. Moore	$412,672
Darren W. Alch	$31,320
Gregory H. Browne	$111,103
Rohan J. Hoare	$10,285
David S. Wise	$110,693

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyberonics, Inc.

By:/s/ David S. Wise
Name: David S. Wise
Title: Secretary
October 16, 2015